Transamerica 10f-3 Equity Report July 2013


                 Offering                                                   Unit Price of
                Date/Trade                                                  Offering/Price
Fund               Date    Issuer/Security   Cusip    Offering Type  Shares Paid Per Unit  Spread Total Price Paid
----            ---------- ---------------  -------- --------------- ------ -------------- ------ ----------------
Transamerica
  Funds-                    Cousins
  Transamerica              Properties
  JP Morgan                 Incorporated
  Long/Short                (CUZ)
  Strategy      7/31/2013   Secondary       22279510 U.S. Registered 40,100    $ 10.00     $0.40      $401,000

                                                                              Total Price Paid by the
                                                                Total Shares Fund Plus Total Price paid
                Underwriter From                                Purchased by    For Same Securities
                 Whom the Fund   Total Shares Total Size of the  Investment    Purchased By the Same
Fund               Purchased       Offered        Offering       Management         Sub-adviser         % of Offering
----            ---------------- ------------ ----------------- ------------ -------------------------- -------------
Transamerica
  Funds-
  Transamerica
  JP Morgan         BofA
  Long/Short        Merrill
  Strategy          Lynch         60,000,000    $576,000,000     1,676,200          $16,762,000             2.79%




Fund
----
Transamerica    J.P. Morgan/
  Funds-        BofA Merrill
  Transamerica  Lynch/
  JP Morgan     Barclays/
  Long/Short    Morgan
  Strategy      Stanley

Transamerica 10f-3 Equity Report August 2013

There were no 10f-3 equity transactions during August 2013.

Transamerica 10f-3 Equity Report September 2013


         Offering                                             Unit Price of                          Underwriter From
        Date/Trade                                            Offering/Price                          Whom the Fund
Fund       Date    Issuer/Security Cusip Offering Type Shares Paid Per Unit  Spread Total Price Paid    Purchased
----    ---------- --------------- ----- ------------- ------ -------------- ------ ---------------- ----------------
........

                                                    Total Price Paid
                                   Total Shares     by the Fund Plus
                                   Purchased by   Total Price paid For
        Total Shares Total Size of  Investment  Same Securities Purchased
Fund      Offered    the Offering   Management   By the Same Sub-adviser  % of Offering
----    ------------ ------------- ------------ ------------------------- -------------
........